Exhibit 10.1
EXECUTION VERSION
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111

June 2, 2022
Standard General L.P.
767 Fifth Avenue, 12th Floor
New York, NY 10153

Ladies and Gentlemen:
This letter agreement (this “Agreement”) constitutes the agreement between National CineMedia, Inc., a Delaware corporation (the “Company”), and Standard General L.P., a Delaware limited partnership (the “Investor”). Each of the Company and the Investor is individually a “Party” and collectively, they are the “Parties.”
1.Registration Rights.
(a)Initial. Within forty-five (45) days following the date of this Agreement, the Company will file with the United States Securities and Exchange Commission (“SEC”) a registration statement (a “Registration Statement”), registering under the Securities Act of 1933, as amended (the “Securities Act”) the resale of 17,449,272 shares of the common stock of the Company, par value $0.01 per share (“Company Shares”) held by the Investor (the “Investor Shares”). The Investor Shares will be included with the registration statement that the Company is required to file pursuant to the Registration Rights Agreement, dated as of February 13, 2007, by and among the Company, American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC, and Cinemark Media, Inc. (the “Existing Registration Rights Agreement”) or in a separate resale registration statement under which the Investor Shares will be registered to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as determined by the Company in its sole discretion. The Investor shall provide such information as is reasonably requested by the Company to cause the registration of the Investor Shares on a Registration Statement. The provisions of Section 2(g) of the Existing Registration Rights Agreement shall apply to the Investor and the Company mutatis mutandis in connection the registration pursuant to this paragraph 1; provided that the Investor’s indemnification obligation pursuant to Section 2(g)(ii) shall be deemed mandatory and not require a separate undertaking.
(b)Expenses. The Company will pay all expenses of registration pursuant to this paragraph 1 and Investor will pay all of its expenses associated with this registration, including, but not limited to, its attorneys’ fees. Other than as set forth in the preceding sentence, all fees, costs and expenses, including, without limitation, attorneys’ fees, incurred by each of the Parties in connection with the matters contemplated by this Agreement shall be borne by the Party incurring such fees, costs or expenses.
(c)Effective Registration Statement. The Company shall use commercially reasonable efforts to cause a Registration Statement required to be filed pursuant to this paragraph 1 to become effective and remain effective in compliance with the provisions of the Securities Act, with respect to the disposition of the Investor Shares until the earlier of (x) three years following the date of this Agreement or (y) such time as all Company Shares then held by the Investor may be sold pursuant to Rule 144 promulgated under the Securities Act without any limitation as to manner-of-sale restrictions or volume limitations (the “Registration Period”).
(d)Stand-Off. During the Registration Period, if the Company is engaged or expects to engage in a stock repurchase or an underwritten primary equity offering for cash, the

Company shall notify the Investor of such activities a reasonable period of time in advance of such activities and the dates upon which the stock repurchase or underwritten offering are expected to occur. In the case of notice of any stock repurchase or underwritten primary equity offering of the Company for cash, the Investor shall not sell any Company Shares pursuant to the Registration Statement (i) on such dates upon which the Company is engaging in a stock repurchase, or (ii) if the sales of the Company Shares by the Investor would reasonably constitute a “distribution” within the meaning of Regulation M (17 CFR 242), on such dates that would cause the dates upon which the Company proposes to engage in a stock repurchase or an underwritten primary equity offering for cash to would fall within the “restricted period” within the meaning of Regulation M (17 CFR 242) associated with such distribution. In addition, in the case of any such registered underwritten offering by the Company of Company Shares during the Registration Period, to the extent requested by the managing underwriter of such offering, the Investor shall enter into a customary lock-up agreement with the managing underwriter limiting the ability of the Investor to sell Company Shares for a period of up to ninety (90) days, provided that a similar lock-up agreement is being entered into by the Founding Members (as defined in the Existing Registration Rights Agreement), but excluding any such Founding Member that is not an Affiliate, and the Company’s directors and officers.
2.Sales to Competitors. During the Registration Period, Investor shall not knowingly transfer or sell any Company Shares, directly or indirectly, without the Company’s prior written consent to (i) any person primarily engaged in a business similar to either the Company’s media advertising business or the cinema exhibition business, or (ii) any person (together with any Affiliates (as defined below)) that directly or indirectly controls any company of the nature described in clause (i) of this definition. “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall include persons who become Affiliates of any person subsequent to the date of this Agreement; provided, that for the purposes of this Agreement, the Investor and the Company shall not be deemed to be Affiliates of each other.
3.Standstill. Reference is made to that certain letter agreement, dated June 1, 2018, by and between the Company and the Investor (the “Prior Letter Agreement”). During the Registration Period, the Investor shall not, and shall cause its Affiliates not to, directly or indirectly, absent prior express written invitation or authorization by the Company’s Board of Directors, take, authorize or approve any of the actions set forth in paragraphs 6(e), 6(f), 6(g), or 6(k) of the Prior Letter Agreement. During the Registration Period, the Investor shall promptly (and in any event within three (3) business days) notify the Company in writing upon the Investor together with its Affiliates, in the aggregate, Economically Owning (as defined in the Prior Letter Agreement) more than 30.0% of the then outstanding Company Shares or having a Total Net Long Position (as defined in the Prior Letter Agreement) relating to a number of Company Shares greater than 30.0% of the then outstanding Company Shares.
4.Investor Representations. The Investor represents, warrants and agrees that this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms.
5.Company Representations. The Company represents and warrants solely as to itself that this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.
6.Miscellaneous. This Agreement (including its exhibits and schedules) constitutes the only agreement between the Investor and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties hereto. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. This Agreement may be executed by the Parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument. Paragraphs 7 (Securities Law Acknowledgement), 11(a) (Specific Performance; Remedies), 13 (Validity), 14 (Governing Law; Jurisdiction), 15 (No Third Party Beneficiaries), 16 (Notice), 18 (Representation by Counsel), 20 (Non-disparagement) and 21 (Waiver of Jury Trial) of the Prior Letter Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
7.Term. This Agreement (i) may be terminated at any time by mutual written consent of the Company and the Investor, and (ii) will terminate automatically upon the termination of the Registration Period.
[Signature pages follow.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours, NATIONAL CINEMEDIA, INC. By: Name: Title:

[Signature Page to Letter Agreement]

Accepted and agreed to as of the date first written above:

STANDARD GENERAL L.P. By: Name: Title:

    [Signature Page to Letter Agreement]